ADVENTRX PHARMACEUTICALS, INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

The Participant has been granted an award of Restricted Stock Units (the “Award”) pursuant to the ADVENTRX Pharmaceuticals, Inc. 2008 Omnibus Incentive Plan (the “Plan”), each of which represents the right to receive on the Settlement Date (described below) one (1) share of common stock of ADVENTRX Pharmaceuticals, Inc., par value $0.001 per share, as follows:

Participant:
Grant Date:
Number of Restricted Stock Units:	, subject to adjustment as provided by the Restricted Stock Units Agreement.

Settlement Date:
For each Restricted Stock Unit,
except as otherwise provided by the
Restricted Stock Units Agreement, the
date on which the units become Vested
Units in accordance with the vesting
schedule set forth below.

Vested Units:
Except as provided by the Restricted
Stock Units Agreement and provided
that the Participant’s Services have
not terminated prior to the
consummation of a Strategic
Transaction (as defined below), one
hundred percent (100%) of the
Restricted Stock Units shall vest
immediately prior to the consummation
of a Strategic Transaction.

A “Strategic Transaction” shall mean: (a) any transaction or series of related transactions or any plan (including, without limitation, any reorganization, merger, consolidation, exchange or sale of stock or other securities) in which the stockholders of the Company as constituted immediately prior to the consummation of such transaction, transactions or plan will, immediately after the consummation of such transaction, transactions or plan and as a result of securities issued as consideration for such transaction, transactions or plan, fail to hold at least 50% of the outstanding voting capital stock of the resulting or surviving entity (or its parent if the surviving entity is wholly owned by such parent entity); (b) any transaction or series of related transactions or any plan (including, without limitation, any reorganization, merger, consolidation, exchange or sale of stock or other securities) in which the stockholders of a subsidiary of the Company as constituted immediately prior to the consummation of such transaction, transactions or plan (including a wholly-owned subsidiary) will, immediately after the consummation of such transaction, transactions or plan and as a result of securities issued as consideration for such transaction, transactions or plan, fail to hold at least 50% of the outstanding voting capital stock of the resulting or surviving entity (or its parent if the surviving entity is wholly owned by such parent entity); (c) a sale, transfer, lease or other disposition by means of any transaction or series of related transactions or any plan of all or substantially all of the assets of the Company; (d) the assignment, transfer, lease, sale or other disposition by means of any transaction or series of related transactions or any plan of all or substantially all of the assets of one or more subsidiaries of the Company, the assets of which constitute all or substantially all of the assets of the Company and its subsidiaries taken as a whole; (e) the grant of, among other things, an exclusive license under the Company’s patents and patent applications related to ANX-514 to make, use or sell products covered by such patents and patent applications in the United States for the treatment of cancer by intravenous administration of formulations consisting of emulsified products; and (f) any transaction that the Board or the Committee determines constitutes a “Strategic Transaction.”

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Notice and by the provisions of the Plan and the Restricted Stock Units Agreement, both of which are made a part of this document. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and Restricted Stock Units Agreement, and hereby accepts the Award subject to all of their respective terms and conditions.

ADVENTRX PHARMACEUTICALS, INC.	PARTICIPANT
By:
Signature
Its:
Date

Address: 6725 Mesa Ridge Rd., Suite 100

San Diego, CA 92121

ATTACHMENTS:	2008 Omnibus Incentive Plan, as amended to the Grant Date Restricted Stock Units Agreement Plan Prospectus